Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, Post-Effective Amendment No. 1 (No. 333-248898) of our report dated March 15, 2021, relating to the consolidated and combined financial statements of HighPeak Energy, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

March 17, 2021